UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In accordance with the New York & Company, Inc. (the “Company”) notice and proxy statement dated May 14, 2010, the Company held its Annual Meeting of Stockholders on June 28, 2010 (the “meeting”). Holders of 57,750,301 shares of the Company’s common stock were present in person or by proxy, representing approximately 96.2% of the Company’s 60,004,575 shares outstanding on the record date of May 5, 2010. The following matters were voted upon and approved by the Company’s stockholders at the meeting:

Proposal 1 — Election of directors

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bodil M. Arlander	44,205,472	9,270,574	4,274,255
Philip M. Carpenter III	53,110,247	365,799	4,274,255
Richard P. Crystal	51,955,555	1,520,491	4,274,255
David H. Edwab	53,219,504	256,542	4,274,255
John D. Howard	52,700,306	775,740	4,274,255
Louis Lipschitz	52,840,831	635,215	4,274,255
Edward W. Moneypenny	53,219,307	256,739	4,274,255
Grace Nichols	44,626,223	8,849,823	4,274,255
Richard L. Perkal	52,707,311	768,735	4,274,255
Arthur E. Reiner	44,577,139	8,898,907	4,274,255
Pamela Grunder Sheiffer	53,243,726	232,320	4,274,255

Proposal 2 — Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,713,857	23,084	13,360	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: June 30, 2010	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer